Exhibit 5

                 Opinion of B. Bruce Freitag, Esq. regarding the
                     legality of the securities registered.










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                                B. BRUCE FREITAG
                                 ATTORNEY AT LAW
                             11 G BROOKSIDE HEIGHTS
                            WANAQUE, NEW JERSEY 07465
                             -----------------------

                            TELEPHONE (973) 835-1343
                           TELECOPIER (97 3) 835-2014


                                                               February 28, 2002


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re:  Ocumed Group, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

         I have been requested by Ocumed Group, Inc., a Delaware corporation, (the "Company"), to furnish to the Commission my opinion as to the matters hereinafter set forth in connection with the filing by the Company of a Registration Statement on Form S-8 (the Registration Statement") covering the issuance of an aggregate of 1,177,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"). I am advised by the Company that these shares are being issued in connection with certain consulting agreements (the "Agreements") between the Company and Messrs. Robert Hammerstein and Ace Moses to provide services for web site and software development and market development consultation.

         In connection with this opinion I have read and examined the Registration Statement on Form S-8, the Agreements between the parties named above and such other documents as I have deemed necessary to enable me to render the opinion hereafter expressed.

Based upon and subject to the foregoing and the factual representations made to me by the Company, I am of the opinion that the shares of Common Stock which are registered under the Registration Statement when issued will be legally authorized, fully paid and non-assessable shares of the Common Stock of the Company.

         I hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                             Very truly  yours,

                                             /S/ B. BRUCE FREITAG
                                             --------------------
                                             B. Bruce Freitag
BBF:up

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